TBS INTERNATIONAL PLC & SUBSIDIARIES                 EXHIBIT 10.6

Dated: as of April 30, 2010

BEDFORD MARITIME CORP.
BRIGHTON MARITIME CORP.
HARI MARITIME CORP.
PROSPECT NAVIGATION CORP.
HANCOCK NAVIGATION CORP
COLUMBUS MARITIME CORP.
and
WHITEHALL MARINE TRANSPORT CORP.
as joint and several Borrowers

TBS INTERNATIONAL LIMITED
TBS HOLDINGS LIMITED
and
TBS INTERNATIONAL PUBLIC LIMITED COMPANY
as Guarantors

DVB GROUP MERCHANT BANK (ASIA) LTD.
as Lender

DVB GROUP MERCHANT BANK (ASIA) LTD.
as Facility Agent and Security Trustee

-and-

DVB BANK SE
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
and
NATIXIS
as Swap Banks

_______________________________________________________

FOURTH AMENDATORY AGREEMENT
______________________________________________________

Amending and Supplementing the Loan Agreement dated as of January 16, 2008, as amended by a First Amendatory Agreement dated as of March 23, 2009, a Second Amendatory Agreement dated as of December 31, 2009, and a Third Amendatory Agreement dated as of January 11, 2010

FOURTH AMENDATORY AGREEMENT dated as of April 30, 2010 (this “Fourth Amendatory Agreement”)

AMONG

(1)
BEDFORD MARITIME CORP., BRIGHTON MARITIME CORP., HARI MARITIME CORP., PROSPECT NAVIGATION CORP., HANCOCK NAVIGATION CORP., COLUMBUS MARITIME CORP. and WHITEHALL MARINE TRANSPORT CORP., each a corporation organized and existing under the law of the Republic of The Marshall Islands, as joint and several borrowers (each, a “Borrower” and together, the “Borrowers”);

(2)
TBS INTERNATIONAL LIMITED (“TBS”), TBS HOLDINGS LIMITED (“TBSHL”), each a company organized and existing under the law of Bermuda, and TBS INTERNATIONAL PUBLIC LIMITED COMPANY (“TBSPLC”), a company organized and existing under the law of Ireland, as guarantors (each, a “Guarantor” and together, the “Guarantors”);

(3)	DVB GROUP MERCHANT BANK (ASIA) LTD., acting through its office at 77 Robinson Road 30-02, Singapore, as lender (in such capacity, the “Lender”);

(4)
DVB GROUP MERCHANT BANK (ASIA) LTD., acting through its office at 77 Robinson Road 30-02, Singapore, as facility agent (in such capacity, the “Facility Agent”) for the Lender and as security trustee (in such capacity, the “Security Trustee”) for the Lender and the Swap Banks; and

(5)
DVB BANK SE (as successor-in-interest to DVB Bank AG), acting through its office at Platz der Republik 6, 60325 Frankfurt/Main, Germany, THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, acting through its office at Head Office, Building B4, Lower Baggot Street, Dublin 2, Ireland, and NATIXIS, acting through its office at BP 4 - F-75060, Paris Cedex 02, France, as swap banks (each, a “Swap Bank” and together, the “Swap Banks”).

WITNESSETH THAT:

WHEREAS, the Borrowers, the Guarantors, the Lender, the Facility Agent, the Security Trustee, the Swap Banks and others are parties to a Loan Agreement dated as of January 16, 2008, as amended by a First Amendatory Agreement dated as of March 23, 2009, a Second Amendatory Agreement dated as of December 31, 2009 and a Third Amendatory Agreement dated as of January 11, 2010 (as so amended, the “Loan Agreement”).

WHEREAS, upon the terms and conditions stated herein, the parties hereto have agreed pursuant to Clause 19.1(b) of the Loan Agreement to amend certain provisions of the Loan Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1	DEFINITIONS

Defined terms.  Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement.

2	AMENDMENTS TO THE LOAN AGREEMENT

2.1
Amendments.  Pursuant to Clause 19.1(b) of the Loan Agreement, subject to fulfillment or waiver of the conditions subsequent stated in Clause 4 below, the parties hereto agree to amend the Loan Agreement as follows with effect on and from the date hereof:

(a)	The definition of “Margin” in Clause 1.1 is amended and restated to read as follows:

““Margin” means:

(a)	5.25 percent per annum for the period of April 30, 2010 through June 30, 2010;

(b)	5.75 percent per annum for the period of July 1, 2010 through December 31, 2010;

(c)	6.25 percent per annum for the period of January 1, 2011 through June 30, 2011;

(d)	6.75 percent per annum for the period of July 1, 2011 through December 31, 2011; and

(e)	7.25 percent per annum for the period of January 1, 2012 through the Maturity Date;”

(b)	Clause 10.3 is amended and restated to read as follows:

“10.3           Collateral Maintenance Ratio.

(a)
If, at any time, the aggregate Fair Market Value of the Ships shall be less than 167% of the unpaid principal amount of the Loan (the “Collateral Maintenance Ratio”), the Facility Agent shall have the right to require the Borrowers, within 30 Business Days of the date of the written demand of the Facility Agent, to either (x) prepay the Loan in such amount as may be necessary to cause such aggregate Fair Market Value of the Ships to equal or exceed 167% of the unpaid principal amount of the Loan or (y) provide such additional Collateral as may be acceptable to the Facility Agent in its sole reasonable discretion so that aggregate Fair Market Value of the Ships and such additional Collateral equals or exceeds 167% of the unpaid principal amount of the Loan, and the Borrowers hereby agree to comply with any such written demand made by the Facility Agent.

(b)
Notwithstanding the requirements of Clause 7.9, any prepayment made pursuant to this Clause 10.3 shall be applied to the remaining repayment installments of principal and interest in direct order of maturity.  For the avoidance of doubt, any prepayment made pursuant to this Clause 10.3 may not be re-borrowed and shall be subject to the requirements of Clause 7.8, provided that any prepayment made pursuant to this Clause 10.3 shall not be subject to a prepayment penalty under Clause 7.8(c).”

3	RELEASE

3.1	Release.

(a)	In consideration of the Lender, the Facility Agent, the Security Trustee and the Swap Banks entering into this Fourth Amendatory Agreement, each of the Obligors acknowledges and agrees that:

(i)	such Obligor does not have any claim or cause of action against any Credit Party (or any of such Credit Party’s respective directors, officers, employees or agents);

(ii)	such Obligor does not have any offset right, counterclaim or defense of any kind against any of its respective Secured Liabilities to any Credit Party; and

(iii)	each of the Credit Parties has heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Obligors.

(b)
To eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any Credit Party’s rights, interests, contracts, collateral security or remedies, each Obligor unconditionally releases, waives and forever discharges:

(i)
any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Credit Party to such Obligor, except the obligations to be performed by any Credit Party on or after the date hereof as expressly stated in this Fourth Amendatory Agreement, the Loan Agreement and the other Finance Documents; and

(ii)
all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Obligor might otherwise have against any Credit Party or any of its directors, officers, employees or agents, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

4	CONDITIONS SUBSEQUENT

4.1
Conditions subsequent.  The effectiveness of this Fourth Amendatory Agreement shall be subject to the following conditions subsequent being completed to the reasonable satisfaction of the Facility Agent on or before 5:00 p.m. New York time on May 31, 2010 (the “Conditions Subsequent Deadline”):

(a)           The Facility Agent shall have received:

(i)	an original of this Fourth Amendatory Agreement, duly executed by the parties hereto;

(ii)
a copy of the Amendment No. 3 and Waiver to the Bank of America Credit Facility Agreement, duly executed by the parties thereto, certified as of a date reasonably near the date of this Fourth Amendatory Agreement by a director or the president or the secretary (or equivalent officer) of TBS as being a true and correct copy thereof;

(iii)
an original addendum to the Mortgage in respect of each of the Ships, each such addendum to be in form and substance satisfactory to the Facility Agent and duly executed by the parties thereto, together with documentary evidence that the relevant Mortgage addendum has been duly recorded according to the laws of the Republic of Liberia and that a cautionary notice with respect to such Mortgage addendum has been filed in the Philippine Bareboat Registry;

(iv)
copies of any amendment to the constitutional documents, made subsequent to January 11, 2010, of each Obligor, certified as of a date reasonably near the date of this Fourth Amendatory Agreement by a director or the president or the secretary (or equivalent officer) of such party as being a true and correct copy thereof, or, if there were none, a statement to that effect by a director or the president or the secretary (or equivalent officer) of such party, certified as of a date reasonably near the date of this Fourth Amendatory Agreement;

(v)
copies of certificates dated as of a date reasonably near the date of this Fourth Amendatory Agreement, certifying that each Obligor is duly incorporated (or formed) and in goodstanding under the laws of such party’s jurisdiction of incorporation (or formation) and, in respect of each Borrower, that such Borrower is duly qualified and in goodstanding as a foreign maritime entity under the law of the Republic of Liberia;

(vi)
copies of resolutions of the directors (or equivalent governing body) (and where required, the shareholders or equivalent equity holders) of each Obligor authorizing the execution of each of this Fourth Amendatory Agreement and authorizing named officers or attorneys-in-fact to execute such documents, certified as of a date reasonably near the date of this Fourth Amendatory Agreement by a director or the president or the secretary (or equivalent officer) of such party as being a true and correct copy thereof;

(vii)
the original of any power of attorney under which this Fourth Amendatory Agreement and any document to be executed pursuant to this Fourth Amendatory Agreement is to be executed on behalf of an Obligor;

(viii)
copies of all consents which any of the Obligors requires to enter into, or make any payment or perform any of its obligations under or in connection with the transactions contemplated by this Fourth Amendatory Agreement, each certified as of a date reasonably near the date of this Fourth Amendatory Agreement by a director or the president or the secretary (or equivalent officer) of such party as being a true and correct copy thereof, or certification by such director, president or secretary (or equivalent officer) that no such consents are required;

(ix)
a certificate of each Obligor, signed on behalf of such party by a director or the president or the secretary (or equivalent officer) of the Guarantor, dated as of a date reasonably near the date of this Fourth Amendatory Agreement, certifying as to:

1.	the absence of any proceeding for the dissolution or liquidation of such party;

2.
the veracity in all material respects of the representations and warranties contained in the Loan Agreement, as amended hereby, as though made on and as of the date of this Fourth Amendatory Agreement, except for (A) representations or warranties which expressly relate to an earlier date in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date or (B) representations or warranties which are no longer true as a result of a transaction expressly permitted by the Loan Agreement;

3.
the absence of any material misstatement of fact in any information provided by any of the Obligors to the Facility Agent or the Lender or the Swap Banks since January 16, 2008 and that such information did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.	the absence of any event occurring and continuing, or resulting from this Fourth Amendatory Agreement, that constitutes a Potential Event of Default or an Event of Default;

(x)	a favorable opinion of Cardillo & Corbett, New York, Liberian and Marshall Islands counsel to the Borrowers, in form, scope and substance satisfactory to the Credit Parties;

(xi)	a favorable opinion of Conyers Dill & Pearman, Bermuda counsel to TBS and TBSHL, in form, scope and substance satisfactory to the Credit Parties; and

(xii)	a favorable opinion of Arthur Cox, Irish counsel to TBSPLC, in form, scope and substance satisfactory to the Credit Parties;

(b)
No Event of Default or Potential Event of Default shall have occurred and be continuing and there shall have been no material adverse change in the financial condition, operations or business prospects of the Obligors since the date of the Loan Agreement; and

(c)	The Obligors shall have paid to the Facility Agent an amendment fee of $139,374.00.

4.2
Waiver of conditions subsequent.  The Facility Agent, with the consent of the Lender and the Swap Banks, may waive one or more of the conditions referred to in Clause 4.1 provided that the Obligors deliver to the Facility Agent a written undertaking to satisfy such conditions within ten (10) Business Days after the Facility Agent grants such waiver (or such longer period as the Facility Agent may specify).

4.3
Failure to complete conditions subsequent.  If the Obligors fail to complete all or any of the conditions subsequent required by Clause 4.1(a) by the Conditions Subsequent Deadline, and the Facility Agent has not granted a waiver pursuant to Clause 4.2 hereof, the Obligors acknowledge and agree that such failure shall be deemed an Event of Default under the Loan Agreement and that the Credit Parties shall be entitled to all rights and to exercise all remedies afforded to them under the terms of the Loan Agreement (all of which are expressly reserved).

5	EFFECT OF AMENDMENTS AND WAIVERS

5.1
References.  Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Loan Agreement” in any of the other Finance Documents, shall mean and refer to the Loan Agreement as amended hereby.

5.2
Effect of amendments and waivers.  Subject to the terms of this Fourth Amendatory Agreement, with effect on and from the date hereof (subject to fulfillment or waiver of the conditions subsequent stated in Clause 4 above) the Loan Agreement shall be, and shall be deemed by this Fourth Amendatory Agreement to have been, amended upon the terms and conditions stated herein and, as so amended, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended.  In addition, each of the Finance Documents shall be, and shall be deemed by this Fourth Amendatory Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of such Finance Documents to, the “Loan Agreement” and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended or supplemented by this Fourth Amendatory Agreement; and

(b)
by construing references throughout each of the Finance Documents to “this Agreement”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Fourth Amendatory Agreement.

5.3
No other amendments or waivers; ratification.  Except as amended, waived or temporarily waived hereby, all other terms and conditions of the Loan Agreement and the other Finance Documents remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  Without limiting the foregoing, each of the Guarantors acknowledges and agrees that the Guaranty remains in full force and effect.  The Obligors acknowledge and agree that the Loan Agreement shall, together with this Fourth Amendatory Agreement, be read and construed as a single agreement.

6	REPRESENTATIONS AND WARRANTIES

6.1
Authority.  The execution and delivery by each of the Obligors of this Fourth Amendatory and the performance by each Obligor of all of its agreements and obligations under the Loan Agreement, as amended hereby, are within such Obligor’s corporate authority and have been duly authorized by all necessary corporate action on the part of such Obligor.

6.2
Enforceability.  This Fourth Amendatory Agreement and the Loan Agreement, as amended hereby, constitute the legal, valid and binding obligations of each of the Obligors party hereto and are enforceable against such Obligors in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

7	MISCELLANEOUS

7.1
Governing law.  THIS FOURTH AMENDATORY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401).

7.2	Counterparts. This Fourth Amendatory Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

7.3
Severability.  Any provision of this Fourth Amendatory Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.

7.4
Payment of expenses.  The Obligors agree to pay or reimburse each of the Credit Parties for all reasonable expenses in connection with the preparation, execution and carrying out of this Fourth Amendatory Agreement and any other document in connection herewith or therewith, including but not limited to, reasonable fees and expenses of any counsel whom the Credit Parties may deem necessary or appropriate to retain, any duties, registration fees and other charges and all other reasonable out-of-pocket expenses incurred by any of the Credit Parties in connection with the foregoing.

7.5	Headings and captions. The headings captions in this Fourth Amendatory Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

[SIGNATURE PAGES FOLLOW]

WHEREFORE, the parties hereto have caused this Fourth Amendatory Agreement to be executed as of the date first above written.

BEDFORD MARITIME CORP., as Borrower By:/s/ William J. Carr William J. Carr President	DVB GROUP MERCHANT BANK (ASIA) LTD., as Lender By: /s/ Martijn van Tuyl Martijn van Tuyl Attorney-in-Fact
BRIGHTON MARITIME CORP., as Borrower By:/s/ William J. Carr William J. Carr President	DVB GROUP MERCHANT BANK (ASIA) LTD., as Facility Agent and Security Trustee By: /s/ Martijn van Tuyl Martijn van Tuyl Attorney-in-Fact
HARI MARITIME CORP., as Borrower By: /s/ William J. Carr William J. Carr President PROSPECT NAVIGATION CORP., as Borrower By: /s/ William J. Carr William J. Carr President	THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as Swap Bank By: /s/ Paul Packard Paul Packard Head of Maritime Industries By: /s/ Lars Torum Lars Torum Senior Manager

HANCOCK NAVIGATION CORP., as Borrower By: /s/ William J. Carr William J. Carr President COLUMBUS MARITIME CORP., as Borrower By: /s/ William J. Carr William J. Carr President	NATIXIS, as Swap Bank By: /s/ Michel Degermann Michel Degermann Authorized Signatory By: /s/ Franck Chambras Franck Chambras Authorized Signatory
WHITEHALL MARINE TRANSPORT CORP., as Borrower By: /s/ William J. Carr William J. Carr President	DVB BANK SE, as Swap Bank By: /s/ Jane Freeberg Sarma Jane Freeberg Sarma Attorney-in-Fact
TBS INTERNATIONAL LIMITED, as Guarantor By: /s/ William J. Carr William J. Carr President
TBS HOLDINGS LIMITED, as Guarantor By: /s/ William J. Carr William J. Carr Vice-President
TBS INTERNATIONAL PUBLIC LIMITED COMPANY, as Guarantor By: /s/ Ferdinand V. Lepere Ferdinand V. Lepere Executive Vice-President